UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

VITAXEL GROUP LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934, as amended

VITAXEL GROUP LIMITED

Bangunan Cheong Wing Chan

Level 4, 41-51, Jalan Maharajalela, 50150

Kuala Lumpur, Malaysia

603–2143- 2889

January 28, 2022

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN that, on January 10, 2022, the members of the board of directors of Vitaxel Group Limited, a Nevada corporation (the “Company,” “we” or “us”), and on January 11, 2022, the holders of approximately 53% of the voting stock (the “Consenting Stockholders”) of the Company, approved an amendment to our Amended and Restated Articles of Incorporation (the “Amendment”) described below without a meeting of stockholders, in accordance with the Nevada Revised Statutes. The Amendment will (i) a change the name of the Company from “Vitaxel Group Limited” to “HWGC Holdings Limited” (ii) reduce the number of the issued and outstanding shares of common stock $0.0001 par value per share (the “Common Stock”) by effecting a reverse stock split in the split ratio of 1-for-10 (the “Reverse Stock Split”) and (iii) increase the authorized share capital of the Company from 71,000,000 shares, consisting of 70,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), to 425,000,000, consisting of 400,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to furnished to all holders of record of the shares of the Common Stock of the Company, as of the close of business on the record date, January 18, 2022 (the “Record Date”).

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Because the Consenting Stockholders have voted in favor of the Actions, and have sufficient voting power to approve the Actions, no other stockholder consents will be solicited in connection with the Actions described in this Information Statement. The Board is not soliciting your proxy, and proxies are not requested from stockholders.

On the Record Date, there were 54,087,903 shares of Common Stock outstanding, and no shares of Preferred stock outstanding.

The purpose of the Information Statement is to notify our stockholders that the Amendment has been approved by the Consenting Stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the Consenting Stockholders of the Company.  The Actions will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our stockholders.

This Information Statement is being mailed on or about January 29, 2022 to stockholders of record on the Record Date. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein.

By Order of the Board of Directors

/s/ Leong Yee Ming
Leong Yee Ming
Chief Executive Officer

VITAXEL GROUP LIMITED

Bangunan Cheong Wing Chan

Level 4, 41-51, Jalan Maharajalela, 50150

Kuala Lumpur, Malaysia

603–2143-2889

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of the shares of the common stock, with a par value of $0.0001 per share (the “Common Stock”), of Vitaxel Group Limited, a Nevada corporation (the “Company”), as of the close of business on the record date, January 18, 2021 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on January 10, 2022, the Company received the written consent in lieu of a meeting (the “Board Consent”) from the members of the board of directors of the Company (the “Board”) and on January 11, 2022, the Company received a written consent in lieu of a meeting from the holders of approximately 53% of the voting stock (the “Consenting Stockholders”) of the Company.

The Board and the Consenting Stockholders adopted resolutions that authorized an amendment (“Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to effect (i) a change in the name of the Company from “Vitaxel Group Limited” to HWGC Holdings Limited (the “Name Change”); (ii) a reverse stock split in the split ratio of 1-for-10 (the “Reverse Stock Split”) and (iii) an increase in the authorized share capital of the Company from 71,000,000 shares, consisting of 70,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) and 1,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), to 425,000,000 shares, consisting of 400,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock (the “Authorized Share Increase”, and together with the “Name Change,” the “Actions”).

The Actions will become effective on a date that is not earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our stockholders.

Because the Consenting Stockholders have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions, no other consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these actions, and proxies are not requested from stockholders.

This Information Statement is being mailed on or about January 29, 2022 to stockholders of record on the Record Date. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

Under provisions of the Nevada Revised Statutes, stockholders have no appraisal or dissenters’ rights in connection with the matters described in this Information Statement and we will not independently provide our stockholders with any such right. Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Accordingly, pursuant to Section 78.320 of the Nevada Revised Statutes, your approval is not required and is not being sought.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY INFORMATION

The purpose of the Amendment is to effect the Name Change, the Reverse Stock Split, and the Authorized Share Increase. The following is Summary Information regarding the Amendment. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.

Why am I receiving this Information Statement?	It is for your information only. The Name Change, the Reverse Stock Split, and the Authorized Share Increase were approved on January 10, 2022 by written consent of the Board, and on January 11, 2022, by written consent of the Consenting Stockholders. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 21 calendar days before effecting the Actions.
Who is Entitled to Notice?	Each holder of record of outstanding shares of our Common Stock on the Record Date is entitled to notice of the actions taken pursuant to the written consent of the stockholders
Why Did the Company Seek Stockholder Approval?	The approval of a majority of the voting power of the stockholders of the Company is required to approve the Amendment, implementing the Name Change, the Reverse Stock Split, and the Authorized Share Increase pursuant to Section 78.390 of the Nevada Revised Statutes.
Why was the Amendment adopted?	The Amendment was adopted for the purposes of increasing the authorized shares of Common Stock and Preferred Stock of the Company, changing the name of the Company from “Vitaxel Group Limited” to “HWGC HOLDINGS LIMITED” and for effecting a reverse stock split in the split ratio of 1 for 10. The Amendment was approved by the Board and the Consenting Stockholders for the reasons and benefits described below.
Am I being asked to approve the Actions?	No. The Actions have already been approved by the holders of a majority of our voting power and the unanimous written consent of our Board of Directors. No further stockholder approval of the Actions is required.
What will the Amendment do?	Our Articles of Incorporation authorizes for issuance 70,000,000 shares of Common Stock, of which 54,087,903 shares of Common Stock are outstanding as of the Record Date, and 1,000,000 shares of Preferred Stock, of which no series have been designated and no shares are outstanding. The Amendment will increase our authorized capital stock from 70,000,000 to 400,000,000 shares of Common Stock and from 1,000,000 to 25,000,000 shares of Preferred Stock, will change the name of the Company to “HWGC HOLDINGS LIMITED” and will effect the Reverse Stock Split in the split ratio of 1-for-10.

APPROVAL OF THE NAME CHANGE, THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE INCREASE

The principal purposes of the Actions are to file the Amendment to effect the change the Company’s name to “HWGC Holdings Limited.” (the “Name Change”), to effect the Reverse Stock Split, and to authorize additional shares of common stock and preferred stock for future issuance. The Company is currently authorized to issue up to 70,000,000 shares of Common Stock, and 1,000,000 shares of undesignated Preferred Stock.  As of the Record Date, we had 54,087,903 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Name Change

We are engaged in discussions with HWGC Holdings PLC, a company organized under the laws of Labuan, Malaysia (“HWGC”) regarding a potential acquisition. At this stage, no definitive terms have been agreed to, neither party is bound to proceed with any transaction and no assurance can be given that a transaction will be completed. We will change our name (the “Name Change”) to “HWGC Holdings Limited” to facilitate the proposed transaction. If the parties determine not to proceed with the business combination, we may change our name back to Vitaxel Group Limited. or adopt another name. Other than the proposed acquisition of HWGC Holdings, the Board does not currently have any plans for financings or acquisitions.

Reverse Stock Split.

●	Reasons for the Reverse Stock Split

The primary purpose for implementing the proposed Reverse Stock Split is to increase the per share price of the Common Stock and decrease the number of outstanding shares of Common Stock which the Board believes would help with the Company’s future financing needs, increase investment interest, broaden the pool of investors and increase trading volume and help:

●	make the Common Stock more marketable;

●	attract new investors who are reluctant to invest in shares with low prices;

●	attract investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our stock at its current price levels;

●	attract and retain employees who may be less likely to work for a company with a low stock price; and

●	meet the requirements for a possible uplisting on The Nasdaq Capital Market.

The Board believes that the Reverse Stock Split may also provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, stock-based acquisitions and strategic alliances and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage interests of stockholders. The effective increase in the number of our authorized but unissued shares generated by the Reverse Stock Split will also help the Company to fulfill our obligations to issue shares on a fully-diluted basis.

The Board considered that, as a matter of policy, many institutional investors will not purchase stocks trading below certain minimum price levels, and brokers often discourage their customers from purchasing such stocks. We believe that these concerns will be reduced if the price per share of our common stock increases.

When we implement the Reverse Stock Split, which will decrease the number of outstanding shares of our Common Stock, our investors could more easily understand the impact on earnings or loss per share attributable to developments in our business.

A Reverse Stock Split may also reduce the relatively high transaction costs and commissions incurred by our stockholder due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such lower-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.

The Board believes that the potential positive effects of a reverse stock split can outweigh the potential negative effects. In making that evaluation, the Board into consideration various negative factors including: (i) the negative perception of reverse stock splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing a reverse stock split. The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied, and some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.  The Board, however, made a determination that these negative factors were outweighed by the potential benefits to the Company.

●	Effecting the Reverse Stock Split

The Reverse Stock Split will become effective upon filing of the Amendment with the Secretary of State of the State of Nevada (the “Effective Time”), which to occur no earlier than twenty-one (21) calendar days after this Information Statement is first mailed to our stockholders and following the announcement of the Reverse Stock Split on the over-the-counter market by FINRA.

One principal effect of the Reverse Stock would be to decrease the number of outstanding shares of our Common Stock.  The Reverse Stock Split will also raise the per share trading price of our Common Stock, which is currently trading on the OTCQB tier of the OTC Markets.

Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split.

●	Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of the Record Date, there were 54,087,903 shares outstanding. At the Effective Time of the Reverse Stock Split, automatically, without any action on the part of any stockholder, each 10 shares of existing Common Stock (“Old Common Stock”) will be combined into one new share of Common Stock (the “New Common Stock”).  Each holder of a certificate or certificates, if applicable, which, immediately prior to the Effective Time, represented outstanding shares of Old Common Stock, will, from and after the Effective Time, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock are reclassified in connection with the Reverse Stock Split. Our Board does not intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue fractional shares.  In lieu of issuing fractional shares, the Company will round shares up to the nearest whole number and all shares of Old Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Shareholders who otherwise would be entitled to receive fractional shares because they hold, as of the Effective Time of the Reverse Stock Split, a number of shares of our Old Common Stock not evenly divisible will be entitled to one share of New Common Stock.

 As of the Record Date, we had 1,883 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

Until surrendered, we will deem outstanding certificates representing shares of Old Common Stock (the “Old Certificates”) held by shareholders to be cancelled and only to represent the number of whole shares of New Common Stock to which these shareholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of New Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend on the back of the New Certificate.

Stockholders that who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders.  However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.  Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Effect on Outstanding Options and Certain Other Securities

Upon the Effective Time, any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company’s Common Stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of these particular securities. The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1-for-10 reverse stock split ratio.

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Securities Exchange Act. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act.   The Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act.

Other Effects on Outstanding Shares

The Reverse Stock Split may result in stockholders owning “odd-lots” of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

 Authorized Share Increase

Although at present we have no immediate plans, arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Authorized Share Increase, such additional shares may be used by us for various purposes in the future without further approval from our stockholders. The purposes may include, among other things:

●	the sale of shares to raise additional capital;
●	the issuance of equity incentives to our employees, officers or directors;
●	establishment of strategic relationships with other companies and suppliers; and
●	acquisition of other businesses or products.

The availability of additional shares of Common Stock and Preferred Stock is particularly important in the event that our Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with a contemplated issuance of common stock.

Under our current Articles, the Board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 1,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The Amendment will not change that authority given to the Board, but will only increase the number of undesignated shares of Preferred Stock to 25,000,000 shares.

■	the title and stated value;
■	the number of shares being offered;
■	the liquidation preference per share;
■	the purchase price;
■	the dividend rate, period and payment date and method of calculation for dividends;
■	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
■	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
■	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
■	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
■	voting rights, if any, of the preferred stock;
■	preemptive rights, if any;
■	restrictions on transfer, sale or other assignment, if any;
■	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
■	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
■	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The Amendment will not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. However, increasing the number of authorized shares of Common Stock may result in potential disadvantages incidental to issuing such additional stock and thereby increasing the number of outstanding shares of Common Stock, such as dilution of the earnings per share, which could have a depressive effect upon the market value of our Common Stock and an adverse effect on the voting rights of current holders of our common stock as their percentage ownership in our Company would be reduced.

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

●	Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase, the Board also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board, however, has determined that the potential benefit of the Authorized Share Increase outweighs the potential disadvantages associated with the increase in the authorized shares of Common stock and Preferred stock. The Board believes that such increase would provide greater flexibility to pursue corporate transactions and relationships which have the potential to facilitate the Company’s growth and development and its ability to compete successfully. If we fail to facilitate growth and development, we may not be able to generate revenues or achieve profitability, and our stockholders may lose their entire investment in us.

The text of the proposed Amendment which contains the Name Change, the Reverse Stock Split, and the Authorized Share Increase is attached hereto as Appendix A.

Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed Actions and changes to our Articles of Incorporation and we will not independently provide our stockholders with any such rights.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the Record Date, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares.

Unless otherwise indicated below, the address of each person listed in the table below is c/o Vitaxel Group Limited, Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia.

Name of Beneficial Owner	Number of Shares Beneficially	Percentage (1)

5% or Greater Stockholders

Lim Ooi Hong(2)	4,682,428	8.66%
Lim Chun Yen(3)	12,263,345	22.67%

Directors and Executive Officers
Lim Hui Boon	1,000,000	1.85%
Leong Yee Ming	10,753,669	19.88%

All Officers and Directors as a Group (2 Persons)	11,753,669	21.73%

(1) Percentage based on 54,087,903 shares of Common Stock outstanding as of the Record Date.

(2) Lim Ooi Hong’s address is No.2A Jalan Setia Tropika u13/20B Setia Eco Park, Selangor, Shan Alam 40170, Malaysia.

(3) Lim Chun Yen’s address is 792 Cameron East Tower, BIK 3B, Gasing Heights Condo, Petaling Jaya, Selangor, 46000, Malaysia.

DISTRIBUTION AND COST

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to Vitaxel Group Limited at the address above. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1. Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 18, 2021;

4. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 15, 2021; and

6. Our Current Report on Form 8-K, dated November 29, 2021, fil\ed with the SEC on November 30, 2021.

Where You Can Find More Information

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is http://www.vitaxel.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Vitaxel Group Limited

Bangunan Cheong Wing Chan

Level 4, 41-51, Jalan Maharajalela, 50150

Kuala Lumpur, Malaysia

603–2143-2889

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board,

/s/ Leong Yee Ming
Leong Yee Ming
Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

Amended and restated
articles OF INCORPORATION

OF

VITAXEL GrOUP LIMITED

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Vitaxel Group Limited, a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

Article 1 of the Corporation’s Articles of Incorporation shall be amended as follows:

“The name of the Corporation is HWGC HOLDINGS LIMITED.”

ARTICLE IV

CAPITAL STOCK

Article 4.1 of the Articles of Incorporation shall be amended and restated in its entirety to read as follows:

4.1          Number of Authorized Shares: Par Value. The Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is four hundred twenty-five million (425,000,000) shares, of which four hundred million (400,000,000) shares shall be Common Stock, $0.0001 par value per share, and twenty-five million (25,000,000) shares be Preferred Stock, $0.0001 par value per share.

Article 4.4 shall be added by the end of the Article 4 to read as follows:

4.4          Reverse Stock Split. Upon the filing of this Certificate of Amendment (the “Effective Time”) each 10 shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. The shares of Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) issued in certificated form (“Old Certificates”) shall be cancelled at the Effective Time, and the new certificates (“New Certificates”) shall be issued, which will represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. If the shares of the Old Common Stock were issued in non-certificated electronic form, the holder of such shares of Old Common Stock shall be entitled to receive a Registration Book Entry Statement from the Company’s transfer agent evidencing the number of outstanding shares of New Common Stock into which the shares of Old Common Stock are reclassified under the terms hereof.

IN WITNESS WHEREOF, this Certificate of Amendment of the Articles of Incorporation has been executed as of this ______ day of __________, 2022.

Leong Yee Ming

Chief Executive Officer